UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2015

BRIGHTLANE CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-54027	20-8560967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3270 Sul Ross

Houston, Texas 77098

(Address of Principal Executive Offices)

(713) 299-0100

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

On December 9, 2015, Brightlane Corp. (the “Company”) entered into a subscription agreement to sell one unit consisting of a $250,000.00 promissory note (the “Note”), one share of Series A Preferred Voting Stock and one share of Series B Preferred Voting Stock to an accredited investor in exchange for $250,000.00 and the investor’s agreement to utilize its best efforts to cause a capital injection of up to $3,000,000.00 into the Company on or before January 1, 2017.

In conjunction with entering into the aforementioned Note, the Company entered into a capital injection agreement (the “Agreement”) with the same investor.  This Agreement is in consideration of receipt of $250,000.00 on December 9, 2015 and facilitating additional monies on a best efforts basis to be utilized by the Company in an amount not less than $3 million prior to January 1, 2017.  The instruments by which the monies are brought into the Company (i.e., via promissory notes, subscription agreements, loans, etc.) shall be negotiated on a case by case basis as is most suitable for the Company and the source of the monies.

In connection to the Note and the Agreement the Company has issued one (1) Series A Preferred Voting Stock and one (1) Series B Preferred Voting Stock (the "Preferred Stock").

Per the rights, preferences and limitations of the Series A Preferred Voting Stock and Series B Preferred Voting Stock the original holder of the Series A Preferred Voting Stock and Series B Preferred Voting Stock shall have commitments to the Company to include the Note dated December 9, 2015 in the amount of $250,000.00 and to facilitate additional monies on a best efforts basis to be utilized by the Company in an amount not less than $3 million prior to January 1, 2017.  The Series A Preferred Voting Stock and the Preferred B Voting Stock be automatically cancelled under the following provisions:

a.

Upon conversion of the $250,000.00 convertible promissory note dated December 9, 2015.

b.

Upon repayment of the $250,000.00 convertible promissory note dated December 9, 2015.

c.

If the Company is not in receipt of a capital injection of $3 million provided by or facilitated by the holder, or its assignee, of the Series A Preferred Voting Stock or the Series B Preferred Voting Stock on or before January 1, 2017.

Item 3.02 Unregistered Sales of Equity Securities.

The information regarding the issuance of the Note disclosed in Item 1.01 above is incorporated herein by reference. As described more fully in Item 1.01 above, the outstanding principal amounts and accrued interest under the Note may be converted into shares of the Company’s Common Stock after one year from the date of the Note.  The Company is relying on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), for the offer and issuance of the Note.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHTLANE CORP.

Date: December 14, 2015	By:	/s/ Steve Helm
Steve Helm
Chief Executive Officer/President